Exhibit 99.1

FOR IMMEDIATE RELEASE
Group 1 Automotive Announces First Quarter 2020 Financial Results
Provides Operational Update for COVID-19 Business Practices
HOUSTON, May 5, 2020 - Group 1 Automotive, Inc. (NYSE: GPI), (“Group 1” or the “Company”), an international, Fortune 500 automotive retailer, today reported 2020 first quarter net income of $29.8 million, diluted earnings per common share of $1.61, adjusted net income (a non-GAAP measure) of $30.6 million, and adjusted diluted earnings per common share (a non-GAAP measure) of $1.66. The Company’s 2020 first quarter total revenue was $2.7 billion.
First quarter 2020 adjusted net income and diluted earnings per share excluded a net after-tax adjustment of $0.8 million, or $0.05 per share, primarily related to severance costs in Brazil associated with downsizing the operation due to COVID-19. First quarter 2019 excluded a net after-tax gain of approximately $0.5 million, or $0.02 cents per common share, which was primarily comprised of $3.8 million of net after-tax gains related to dealership and real estate dispositions, partially offset by $1.9 million in after-tax losses related to legal matters, and $1.5 million in after-tax catastrophic losses related to hail storms. Reconciliations of non-GAAP financial measures are included in the attached financial tables. Certain disclosures may not compute due to rounding.
“Beginning in early March 2020, all three of our regions were negatively impacted by “shelter in place” mandates in most of the cities where we operate. Up until that time, we were operating at record sales and profit levels in both the U.S. and the U.K.,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “By mid-March, our U.K. operations were virtually closed except for emergency service work and many of our U.S. showrooms were closed. Although most of our U.S. workshops remained open, service work declined dramatically as customers stayed home as instructed by local governments. Our Brazilian dealerships were entirely closed for much of March though some workshops have been permitted to open in April. Since the second week of March, our focus has turned to fulfilling customer needs within local government mandates and re-sizing our business to dramatically lower activity levels.”
Consolidated Results for First Quarter 2020 (year-over-year comparable basis)
For ease of comparison, we have included constant currency metrics (a non-GAAP measure) both below (shown in parenthesis) and in the financial tables that follow:

▪	Total revenue decreased -4.2 percent (-3.2 percent), to $2.7 billion.

▪	Total gross profit decreased -3.5 percent (-2.7 percent), to $416.5 million.

▪	New vehicle revenues decreased -5.1 percent (-3.8 percent) on a -9.0 percent decrease in unit sales.

▪	Retail used vehicle revenues decreased -4.9 percent (-4.2 percent) on -5.3 percent lower unit sales.

▪
Parts and service gross profit was about flat at -0.2 percent (+0.4 percent) on revenue growth of +0.4 percent (+1.0 percent). U.S. Same Store parts and service revenues and gross profit grew +1.6 percent and +0.9 percent, respectively.

▪	Finance and Insurance (F&I) gross profit per retail unit (PRU) increased +6.8 percent (+7.4 percent), to $1,559. U.S. Same Store F&I gross profit PRU grew +8.3 percent, or $144, to $1,880.

▪
Selling, General and Administrative (SG&A) expenses as a percent of gross profit increased 280 basis points, to 78.7 percent. Adjusted SG&A as a percent of gross profit increased 240 basis points, to 78.5 percent.

Segment Results for First Quarter 2020 (year-over-year comparable basis)

▪	United States:
The Company’s U.S. operations accounted for 74.6 percent of total revenues and 81.8 percent of total gross profit. Total U.S. revenues decreased -2.7 percent, to $2.0 billion. Total gross profit decreased -1.7 percent, to $340.9 million. Same Store U.S. total gross profit decreased -3.0 percent, to $333.6 million.

◦
Parts and service revenues increased +2.4 percent and gross profit increased by +1.9 percent. Same Store parts and service revenues grew +1.6 percent. Same Store part and service gross profits increased +0.9 percent, to $160.0 million.

◦	F&I revenues increased +1.3 percent, to $97.4 million. F&I gross profit PRU grew $141, to $1,868, or +8.2 percent. Same Store F&I gross profit PRU increased $144, to $1,880, or +8.3 percent.

◦	SG&A expenses as a percent of gross profit increased 170 basis points, to 75.5 percent. Adjusted SG&A expenses as a percent of gross profit increased 130 basis points, to 75.5 percent.

▪	United Kingdom:
The Company’s U.K. operations accounted for 22.0 percent of total revenues and 15.6 percent of total gross profit. Total Same Store U.K. revenues decreased -12.4 percent (-10.5 percent), to $539.9 million. Same Store total gross profit decreased -14.7 percent (decreased -12.7 percent), to $58.5 million. Same Store SG&A expenses as a percent of gross profit increased 820 basis points, to 89.5 percent.

▪	Brazil:
The Company’s Brazilian operations accounted for 3.4 percent of total revenues and 2.6 percent of total gross profit. The Company’s Same Store new vehicle revenues decreased -9.0 percent (+7.1 percent), with units down -7.3 percent. On a constant currency basis, Same Store total revenues increased +8.7 percent, driven by constant currency revenue growth of +20.3 percent in total used vehicles, +7.1 percent in new vehicles, and +3.5 percent in F&I. Same Store SG&A expenses as a percent of gross profit increased 780 basis points, to 98.7 percent. Adjusted Same Store SG&A as a percent of gross profit decreased 50 basis points to 90.4 percent.
Operational Update: Pandemic Business Practices
Our primary focus is a commitment to the safety of our customers and employees in order to provide essential services to those needing vehicles and/or parts & service work during these challenging times. Since mid-March 2020, almost all of our 119 U.S. dealerships and collision centers have been deemed “essential businesses” in compliance with applicable national, state, and/or municipal orders. In almost all cases, our service operations are permitted to be open to facilitate customer repairs and most of our stores are also able to offer vehicle sales on an appointment or remote delivery basis. The capabilities we have developed with our Acceleride® platform to support online sales over the past 18 months are providing important benefits during this time of limited showroom availability. In the U.K., we are following national directives that have closed our 50 dealerships with the exception of providing repair services to essential workers. Brazil has allowed most of our dealerships to re-open for aftersales operations after a period of total closure, and we anticipate in-person sales resuming shortly.
To protect our people and to be compliant with the evolving nature of mandates across our markets in the U.S., U.K., and Brazil, most of our office and field support staff have transitioned to working from home. To promote a productive and organized integration of telecommuting, the Company established communication policies and methods to facilitate secure, routine, and efficient access to information, team members, and management.
For those employees that are not able to work remotely, we have worked to implement a variety of standards to promote safety and to provide protective equipment in our offices, dealership showrooms, service departments, and collision centers.

The Company is actively monitoring government and CDC guidelines enhance and promote safety processes. Plexiglass shields have been installed where needed to ensure proper distancing. Hand sanitizer is supplied for staff and accessible for use in customer areas. High-touch surfaces within Company facilities are being frequently treated with disinfectant spray. The Company’s parts & service technicians are also provided with disinfectant spray to clean accessed door handles, steering wheels, vehicle levers, etc., of customer vehicles in which they are working. Two cotton washable/reusable masks are being provided to staff members in compliance with orders to reserve N95 masks for the medical community. While gloves are provided to staff, the Company is also providing plastic seat covers and steering wheel wraps as well as “sandwich” style bags to further reduce risks of cross-contamination when interacting with small items such as keys, levers within vehicles (gearbox, turn signal, wipers, etc.) and pens. Many of our OEM’s have provided specific processes for cleaning and disinfecting customer service vehicles.
The Company has also initiated several best practices for promoting additional safety for both our staff and customers. Reduced hours and split shifts are being assigned. Meetings are being conducted by video and teleconference. Service techs are occupying every other service bay or ramp (lift), and are texting part orders needed for their service work, rather than interacting at the shop-parts counters. Customer appointments are also being scheduled in such a way to ensure space for social distancing within the facility. If there is concern over customer proximity in service department lounges, customers are asked to wait in their vehicles before proceeding to those areas. The Company is also offering free pickup and delivery options at all of our U.S. stores for service work and at-home purchase completion for vehicle sales delivery. Approximately 20 percent of our vehicle purchases are now being completed via home deliveries.
While it is unknown when the pandemic crisis will end, for the protection of our employees, customers, and the community, the Company intends to continue with these protocols for the foreseeable future.
Liquidity & Capital Resources Update
As of March 31, 2020, the Company had $19 million of cash on hand and another $83 million that was invested in our floorplan-offset accounts, bringing total cash liquidity to $102 million. In addition, there was $258 million of additional borrowing capacity on our U.S. syndicated acquisition line, bringing total immediate liquidity to $360 million at the end of the first quarter 2020.
We currently have approximately $225 million in U.S. liquidity before an additional $50 million of mortgage funding in process, and ample local liquidity in the U.K. and Brazil. We do not have any material debt maturities before our 5.00% bonds are due in June of 2022, and our $1.75 billion U.S. credit facility was extended in 2019 through June of 2024. The Company does not anticipate any material liquidity constraints or issues with its ability to remain in compliance with its revolving credit facility and debt covenants. Our U.S. credit facility rent-adjusted leverage ratio was 3.31 at the end of the first quarter, leaving plenty of cushion under the 5.50 limit.
As previously announced in April 2020, we redeemed all $300 million of our 5.25% bonds due 2023. This redemption was funded through acquisition line borrowings, mortgage borrowings, and cash on hand. We funded over $130 million of mortgages in April, with another $50 million in process and planned to be funded in May. Additionally, as also announced in April 2020, the Company suspended its dividend and canceled its share repurchase program, as well as implemented capital expenditure deferrals, to preserve liquidity.
Outlook
Prior to March, both the U.S. and the U.K. were on track for record first quarter 2020 results, with U.S. Same Store revenues up 10.7 percent reflecting strength in all areas of the business and U.K. Same Store revenue up 3.8 percent, including a very strong order bank for March delivery. Only 65 percent of our sold U.K. order bank was delivered prior to the shutdown order. As the market shutdowns began to roll-out, March U.S. sales dropped sharply, with new and used volumes dropping approximately 50 percent across most markets and parts and service revenues declining about 50 percent as well. This pace continued in early April, but recently has begun to show signs of improvement in the U.S. For the last week of April, U.S. retail unit sales were down approximately 25 percent and parts and services revenues were down about 30 percent as compared with the same week a year ago. In the U.K., shelter in place orders remain in effect across the country and our stores are closed except for providing service to essential workers’ vehicles. This service does not generate material gross profit. Expansion of operations within the U.K. is not anticipated until sometime in mid-to-late May.

In all regions, we have taken aggressive actions to reduce costs, with about 4,800 employees furloughed in the U.S., 2,800 employees (over 90 percent of the workforce) furloughed in the U.K., and over 450 employees terminated or furloughed in Brazil. In addition, other costs have also been significantly reduced in all three markets including cuts of as much as 50 percent in management, all remaining Board cash compensation, over 75 percent reduction in advertising expense, and cuts across all other cost categories. As we are starting to see improvements in our weekly sales pace in the U.S., we have begun to recall some of our furloughed workers, with plans to add back 495 positions by June.
While the potential long-term impact of COVID-19 pandemic is difficult to predict, we expect our second quarter results to be significantly lower than the prior year. Moving forward, we anticipate service will recover more quickly than vehicle sales, with both beginning to recover in the late spring and summer months as shelter in place policies continue to be lifted and consumers transition to more normal habits.
First Quarter 2020 Earnings Conference Call Details
Group 1’s senior management will host a conference call today at 10 a.m. ET to discuss the first quarter 2020 financial results. The conference call will be simulcast live on the Internet at www.group1auto.com, then click on ‘Investor Relations’ and then ‘Events’ or through this link: http://www.group1corp.com/events. A webcast replay will be available for 30 days.
The conference call will also be available live by dialing in 15 minutes prior to the start of the call at:
Domestic:     1-888-317-6003
International:     1-412-317-6061
Conference ID:    9778036
A telephonic replay will be available following the call through May 12, 2020 by dialing:
Domestic:     1-877-344-7529
International:     1-412-317-0088
Replay ID:    10143292
ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 186 automotive dealerships, 242 franchises, and 49 collision centers in the United States, the United Kingdom and Brazil that offer 31 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.
Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our strategic investments, goals, plans, projections and guidance regarding our financial position, results of operations, business strategy, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," "foresee," "may" or "will" and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, (i) our ability to retain key personnel, (j) the impacts of COVID-19 on our business, (k) the impacts of any potential global recession and (l) our ability to maintain sufficient liquidity to operate. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES, SAME STORE DATA, AND OTHER DATA
In addition to evaluating the financial condition and results of our operations in accordance with U.S. GAAP, from time to time our management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, profitability improvement initiatives, and other events outside of normal, or “core,” business and operations, by considering alternative financial measures not prepared in accordance with U.S. GAAP. In our evaluation of results from time to time, we exclude items that do not arise directly from core operations, such as non-cash asset impairment charges, legal matters, gains and losses on dealership franchise or real estate transactions, and catastrophic events, such as hailstorms, hurricanes, and snow storms. Because these non-core charges and gains materially affect the Company’s financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. This includes evaluating measures such as adjusted selling, general and administrative expenses, adjusted net income, adjusted diluted earnings per share, and constant currency. These adjusted measures are not measures of financial performance under U.S. GAAP, but are instead considered non-GAAP financial performance measures. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to similarly titled measures used by, other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable U.S. GAAP measures.
In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Our management also uses these adjusted measures in conjunction with U.S. GAAP financial measures to assess our business, including communication with our Board of Directors, investors, and industry analysts concerning financial performance. We disclose these non-GAAP measures, and the related reconciliations, because we believe investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance. The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures.

In addition, we evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our underlying business and results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period reported results for entities reporting in currencies other than U.S. dollars using comparative period exchange rates rather than the actual exchange rates in effect during the respective periods. The constant currency performance measures should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP.
The Same Store amounts presented include the results of dealerships for the identical months in each period presented in comparison, commencing with the first full month in which the dealership was owned by us and, in the case of dispositions, ending with the last full month it was owned by us. Same Store results also include the activities of our corporate headquarters.
Certain disclosures are reported as zero balances or may not compute due to rounding.
SOURCE: Group 1 Automotive, Inc.
Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com
Media contacts:
Pete DeLongchamps
Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com

Group 1 Automotive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended March 31,
	2020	2019	Increase/(Decrease)	% Change
REVENUES:
New vehicle retail sales	$1,342.2	$1,414.5	$(72.3)	(5.1)%
Used vehicle retail sales	779.0	819.2	(40.2)	(4.9)%
Used vehicle wholesale sales	86.5	92.1	(5.6)	(6.1)%
Parts and service sales	370.6	369.2	1.4	0.4%
Finance, insurance and other, net	112.5	113.4	(0.9)	(0.8)%
Total revenues	2,690.8	2,808.4	(117.6)	(4.2)%
COST OF SALES:
New vehicle retail sales	1,279.4	1,343.1	(63.7)	(4.7)%
Used vehicle retail sales	736.9	771.4	(34.5)	(4.5)%
Used vehicle wholesale sales	85.5	91.7	(6.2)	(6.7)%
Parts and service sales	172.6	170.7	1.9	1.1%
Total cost of sales	2,274.3	2,376.9	(102.5)	(4.3)%
GROSS PROFIT	416.5	431.5	(15.1)	(3.5)%
Selling, general and administrative expenses	328.0	327.7	0.2	0.1%
Depreciation and amortization expense	18.6	17.0	1.6	9.5%
INCOME (LOSS) FROM OPERATIONS	69.9	86.8	(16.9)	(19.5)%
INTEREST EXPENSE:
Floorplan interest expense	12.9	15.7	(2.8)	(18.1)%
Other interest expense, net	18.1	18.9	(0.8)	(4.1)%
INCOME (LOSS) BEFORE INCOME TAXES	38.9	52.2	(13.3)	(25.5)%
(Benefit) provision for income taxes	9.1	13.5	(4.4)	(32.6)%
NET INCOME (LOSS)	$29.8	$38.6	$(8.9)	(22.9)%
Less: Earnings (loss) allocated to participating securities	1.1	1.5	(0.4)	(27.2)%
Net income (loss) available to diluted common shares	$28.7	$37.2	$(8.5)	(22.8)%
DILUTED EARNINGS (LOSS) PER SHARE	$1.61	$2.08	$(0.47)	(22.6)%
Weighted average dilutive common shares outstanding	17.8	17.8	—	(0.2)%
Weighted average participating securities	0.7	0.7	—	(4.4)%
Total weighted average shares	18.5	18.6	(0.1)	(0.4)%
Effective tax rate	23.4%	25.9%	(2.5)%

Group 1 Automotive, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions)

	March 31, 2020	December 31, 2019	Increase/(Decrease)	% Change
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19.2	$23.8	$(4.6)	(19.4)%
Contracts-in-transit and vehicle receivables, net of allowance of $0.3 and $0.3, respectively	115.5	253.8	(138.3)	(54.5)%
Accounts and notes receivable, net of allowance of $3.4 and $2.8, respectively	177.1	225.1	(48.0)	(21.3)%
Inventories, net	1,992.6	1,901.7	90.8	4.8%
Prepaid expenses	82.6	96.4	(13.8)	(14.3)%
Other current assets	12.3	15.5	(3.2)	(20.5)%
TOTAL CURRENT ASSETS	2,399.3	2,516.3	(117.0)	(4.7)%
Property and equipment, net of accumulated depreciation of $405.7 and $400.2, respectively	1,549.0	1,547.1	1.9	0.1%
Operating lease assets	218.7	220.1	(1.4)	(0.6)%
Goodwill	999.8	1,008.3	(8.5)	(0.8)%
Intangible franchise rights	251.7	253.5	(1.9)	(0.7)%
Other long-term assets	22.5	24.8	(2.3)	(9.2)%
TOTAL ASSETS	$5,441.1	$5,570.2	$(129.1)	(2.3)%

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Floorplan notes payable — credit facility and other, net of offset account of $82.6 and $106.8, respectively	$1,168.6	$1,144.4	$24.2	2.1%
Floorplan notes payable — manufacturer affiliates, net of offset account of $0.2 and $4.1, respectively	484.9	459.9	25.0	5.4%
Current maturities of long-term debt	354.7	59.1	295.5	499.6%
Current operating lease liabilities	24.4	24.6	(0.2)	(1.0)%
Accounts payable	410.7	527.5	(116.8)	(22.1)%
Accrued expenses and other current liabilities	197.1	206.7	(9.6)	(4.6)%
TOTAL CURRENT LIABILITIES	2,640.4	2,422.3	218.1	9.0%
Long-term debt	1,137.7	1,432.1	(294.4)	(20.6)%
Long-term operating lease liabilities	208.9	210.7	(1.8)	(0.9)%
Deferred income taxes	135.8	145.7	(9.9)	(6.8)%
Other long-term liabilities	143.6	103.6	40.0	38.6%
STOCKHOLDERS’ EQUITY:
Common stock	0.3	0.3	—	(0.2)%
Additional paid-in capital	287.8	295.3	(7.6)	(2.6)%
Retained earnings	1,566.7	1,542.4	24.3	1.6%
Accumulated other comprehensive income (loss)	(206.0)	(147.0)	(59.0)	40.2%
Treasury stock	(474.1)	(435.3)	(38.7)	8.9%
TOTAL STOCKHOLDERS’ EQUITY	1,174.6	1,255.7	(81.1)	(6.5)%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,441.1	$5,570.2	$(129.1)	(2.3)%

Group 1 Automotive, Inc.
Additional Information - Consolidated
(Unaudited)

		Three Months Ended March 31,
		2020 (%)	2019 (%)
New vehicle unit sales geographic mix
Region	Geographic Market
United States	Texas	34.9	34.3
	Oklahoma	6.8	6.1
	California	4.8	5.3
	Georgia	4.5	4.2
	Massachusetts	4.4	4.3
	Florida	2.6	2.7
	Louisiana	2.1	2.3
	South Carolina	1.8	1.6
	New Hampshire	1.7	1.6
	New Jersey	1.6	1.8
	Kansas	1.1	1.0
	New Mexico	1.1	0.2
	Mississippi	1.0	1.2
	Alabama	0.5	0.7
	Maryland	0.4	0.4
		69.3	67.9

International	United Kingdom	25.1	26.6
	Brazil	5.6	5.5
		100.0	100.0

New vehicle unit sales brand mix
Toyota/Lexus		23.3	23.1
Volkswagen/Audi/Porsche/SEAT/SKODA		16.1	15.1
BMW/MINI		11.7	12.5
Ford/Lincoln		10.1	10.6
Honda/Acura		9.4	10.9
Chevrolet/GMC/Buick/Cadillac		6.8	6.3
Nissan		5.4	6.0
Mercedes-Benz/Smart/Sprinter		5.3	5.4
Hyundai/Kia/Genesis		4.1	3.5
Chrysler/Dodge/Jeep/RAM		3.5	3.1
Jaguar/Land Rover		2.5	2.5
Other		1.7	1.0
		100.0	100.0

Group 1 Automotive, Inc.
Reported Operating Data - Consolidated
(Unaudited)
(In millions, except unit and per unit amounts)

	Three Months Ended March 31,
	2020	2019	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$1,342.2	$1,414.5	$(72.3)	(5.1)%	$(19.2)	(3.8)%
Used vehicle retail sales	779.0	819.2	(40.2)	(4.9)%	(5.7)	(4.2)%
Used vehicle wholesale sales	86.5	92.1	(5.6)	(6.1)%	(1.0)	(5.0)%
Total used	865.6	911.3	(45.8)	(5.0)%	(6.7)	(4.3)%
Parts and service sales	370.6	369.2	1.4	0.4%	(2.4)	1.0%
F&I, net	112.5	113.4	(0.9)	(0.8)%	(0.6)	(0.3)%
Total revenues	$2,690.8	$2,808.4	$(117.6)	(4.2)%	$(29.0)	(3.2)%
Gross profit:
New vehicle retail sales	$62.8	$71.4	$(8.6)	(12.0)%	$(1.1)	(10.5)%
Used vehicle retail sales	42.1	47.8	(5.7)	(11.8)%	(0.3)	(11.2)%
Used vehicle wholesale sales	1.0	0.5	0.5	121.7%	—	128.8%
Total used	43.1	48.3	(5.1)	(10.6)%	(0.4)	(9.9)%
Parts and service sales	198.0	198.5	(0.4)	(0.2)%	(1.2)	0.4%
F&I, net	112.5	113.4	(0.9)	(0.8)%	(0.6)	(0.3)%
Total gross profit	$416.5	$431.5	$(15.1)	(3.5)%	$(3.3)	(2.7)%
Gross margin:
New vehicle retail sales	4.7%	5.0%	(0.4)%
Used vehicle retail sales	5.4%	5.8%	(0.4)%
Used vehicle wholesale sales	1.2%	0.5%	0.7%
Total used	5.0%	5.3%	(0.3)%
Parts and service sales	53.4%	53.8%	(0.3)%
F&I, net	100.0%	100.0%	—%
Total gross margin	15.5%	15.4%	0.1%
Units sold:
Retail new vehicles sold	35,360	38,874	(3,514)	(9.0)%
Retail used vehicles sold	36,790	38,836	(2,046)	(5.3)%
Wholesale used vehicles sold	12,086	12,989	(903)	(7.0)%
Total used	48,876	51,825	(2,949)	(5.7)%
Average sales price per unit sold:
New vehicle retail	$37,957	$36,386	$1,571	4.3%	$(544)	5.8%
Used vehicle retail	$21,175	$21,094	$82	0.4%	$(155)	1.1%
Gross profit per unit sold:
New vehicle retail sales	$1,777	$1,836	$(60)	(3.3)%	$(31)	(1.6)%
Used vehicle retail sales	$1,146	$1,231	$(85)	(6.9)%	$(9)	(6.2)%
Used vehicle wholesale sales	$83	$35	$48	138.3%	$(3)	145.9%
Total used	$883	$931	$(48)	(5.2)%	$(7)	(4.4)%
F&I PRU	$1,559	$1,459	$100	6.8%	$(9)	7.4%
Other:
SG&A expenses	$328.0	$327.7	$0.2	0.1%	$(3.0)	1.0%
Adjusted SG&A expenses (1)	$327.1	$328.5	$(1.5)	(0.5)%	$(2.7)	0.4%
SG&A as % gross profit	78.7%	75.9%	2.8%
Adjusted SG&A as % gross profit (1)	78.5%	76.1%	2.4%
Operating margin %	2.6%	3.1%	(0.5)%
Adjusted operating margin % (1)	2.6%	3.1%	(0.4)%
Pretax margin %	1.4%	1.9%	(0.4)%
Adjusted pretax margin % (1)	1.5%	1.8%	(0.3)%
Interest expense:
Floorplan interest expense	$12.9	$15.7	$(2.8)	(18.1)%	$—	(17.8)%
Less: Floorplan assistance	10.6	10.5	0.1	0.8%	—	0.8%
Net floorplan expense	$2.3	$5.2	$(2.9)	(56.0)%	$—	(55.2)%
Other interest expense, net	$18.1	$18.9	$(0.8)	(4.1)%	$(0.1)	(3.7)%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data - U.S.
(Unaudited)
(In millions, except unit and per unit amounts)

	Three Months Ended March 31,
	2020	2019	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$988.4	$1,031.7	$(43.4)	(4.2)%
Used vehicle retail sales	570.3	594.4	(24.1)	(4.1)%
Used vehicle wholesale sales	46.8	42.8	4.0	9.3%
Total used	617.1	637.2	(20.1)	(3.2)%
Parts and service sales	304.6	297.6	7.0	2.4%
F&I, net	97.4	96.2	1.2	1.3%
Total revenues	$2,007.6	$2,062.8	$(55.2)	(2.7)%
Gross profit:
New vehicle retail sales	$47.3	$50.8	$(3.5)	(7.0)%
Used vehicle retail sales	31.9	38.3	(6.3)	(16.6)%
Used vehicle wholesale sales	0.8	1.2	(0.3)	(28.9)%
Total used	32.8	39.4	(6.7)	(16.9)%
Parts and service sales	163.5	160.5	3.0	1.9%
F&I, net	97.4	96.2	1.2	1.3%
Total gross profit	$340.9	$346.9	$(6.0)	(1.7)%
Gross margin:
New vehicle retail sales	4.8%	4.9%	(0.1)%
Used vehicle retail sales	5.6%	6.4%	(0.8)%
Used vehicle wholesale sales	1.8%	2.7%	(1.0)%
Total used	5.3%	6.2%	(0.9)%
Parts and service sales	53.7%	53.9%	(0.2)%
F&I, net	100.0%	100.0%	—%
Total gross margin	17.0%	16.8%	0.2%
Units sold:
Retail new vehicles sold	24,495	26,390	(1,895)	(7.2)%
Retail used vehicles sold	27,668	29,317	(1,649)	(5.6)%
Wholesale used vehicles sold	7,027	7,150	(123)	(1.7)%
Total used	34,695	36,467	(1,772)	(4.9)%
Average sales price per unit sold:
New vehicle retail	$40,350	$39,096	$1,254	3.2%
Used vehicle retail	$20,613	$20,276	$338	1.7%
Gross profit per unit sold:
New vehicle retail sales	$1,929	$1,925	$4	0.2%
Used vehicle retail sales	$1,154	$1,306	$(152)	(11.6)%
Used vehicle wholesale sales	$118	$163	$(45)	(27.7)%
Total used	$944	$1,082	$(137)	(12.7)%
F&I PRU	$1,868	$1,727	$141	8.2%
Other:
SG&A expenses	$257.5	$256.2	$1.4	0.5%
Adjusted SG&A expenses (1)	$257.5	$257.6	$(0.1)	—%
SG&A as % gross profit	75.5%	73.8%	1.7%
Adjusted SG&A as % gross profit (1)	75.5%	74.2%	1.3%
Interest expense:
Floorplan interest expense	$11.0	$14.0	$(3.0)	(21.6)%
Less: Floorplan assistance	10.4	10.3	0.1	1.0%
Net floorplan expense	$0.5	$3.7	$(3.1)	(85.4)%
Other interest expense, net	$16.0	$17.2	$(1.2)	(6.8)%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data - U.K.
(Unaudited)
(In millions, except unit and per unit amounts)

	Three Months Ended March 31,
	2020	2019	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$296.3	$318.6	$(22.3)	(7.0)%	$(9.1)	(4.1)%
Used vehicle retail sales	188.8	203.6	(14.8)	(7.3)%	(2.3)	(6.2)%
Used vehicle wholesale sales	35.8	45.3	(9.4)	(20.8)%	(0.4)	(19.8)%
Total used	224.6	248.8	(24.2)	(9.7)%	(2.7)	(8.6)%
Parts and service sales	56.4	59.6	(3.1)	(5.3)%	(0.8)	(3.9)%
F&I, net	13.3	15.2	(1.9)	(12.4)%	(0.3)	(10.3)%
Total revenues	$590.7	$642.2	$(51.5)	(8.0)%	$(12.9)	(6.0)%
Gross profit:
New vehicle retail sales	$12.1	$16.8	$(4.7)	(28.1)%	$(0.5)	(25.2)%
Used vehicle retail sales	9.2	8.3	0.9	10.5%	(0.1)	12.1%
Used vehicle wholesale sales	—	(1.0)	1.0	96.9%	—	96.4%
Total used	9.1	7.3	1.9	25.4%	(0.1)	27.2%
Parts and service sales	30.3	32.7	(2.4)	(7.4)%	(0.5)	(5.9)%
F&I, net	13.3	15.2	(1.9)	(12.4)%	(0.3)	(10.3)%
Total gross profit	$64.8	$72.0	$(7.2)	(9.9)%	$(1.4)	(8.0)%
Gross margin:
New vehicle retail sales	4.1%	5.3%	(1.2)%
Used vehicle retail sales	4.9%	4.1%	0.8%
Used vehicle wholesale sales	(0.1)%	(2.2)%	2.1%
Total used	4.1%	2.9%	1.1%
Parts and service sales	53.7%	55.0%	(1.2)%
F&I, net	100.0%	100.0%	—%
Total gross margin	11.0%	11.2%	(0.2)%
Units sold:
Retail new vehicles sold	8,894	10,344	(1,450)	(14.0)%
Retail used vehicles sold	8,024	8,431	(407)	(4.8)%
Wholesale used vehicles sold	4,584	5,367	(783)	(14.6)%
Total used	12,608	13,798	(1,190)	(8.6)%
Average sales price per unit sold:
New vehicle retail	$33,314	$30,798	$2,517	8.2%	$(1,021)	11.5%
Used vehicle retail	$23,528	$24,144	$(616)	(2.6)%	$(281)	(1.4)%
Gross profit per unit sold:
New vehicle retail sales	$1,356	$1,621	$(266)	(16.4)%	$(54)	(13.0)%
Used vehicle retail sales	$1,141	$983	$158	16.1%	$(17)	17.8%
Used vehicle wholesale sales	$(7)	$(188)	$181	96.4%	$1	95.8%
Total used	$724	$527	$197	37.3%	$(10)	39.2%
F&I PRU	$787	$810	$(22)	(2.8)%	$(19)	(0.4)%
Other:
SG&A expenses	$59.8	$59.2	$0.7	1.1%	$(1.0)	2.8%
SG&A as % gross profit	92.3%	82.2%	10.1%
Interest expense:
Floorplan interest expense	$1.8	$1.6	$0.2	9.7%	$—	11.0%
Less: Floorplan assistance	0.1	0.2	—	(15.2)%	—	(13.6)%
Net floorplan expense	$1.6	$1.5	$0.2	12.3%	$—	13.6%
Other interest expense, net	$1.9	$1.6	$0.3	22.1%	$—	24.6%

Group 1 Automotive, Inc.
Reported Operating Data - Brazil
(Unaudited)
(In millions, except unit and per unit amounts)

	Three Months Ended March 31,
	2020	2019	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$57.5	$64.2	$(6.7)	(10.4)%	$(10.2)	5.4%
Used vehicle retail sales	19.9	21.2	(1.3)	(6.1)%	(3.4)	10.1%
Used vehicle wholesale sales	3.8	4.1	(0.2)	(5.0)%	(0.6)	10.0%
Total used	23.8	25.3	(1.5)	(5.9)%	(4.1)	10.1%
Parts and service sales	9.6	12.0	(2.5)	(20.4)%	(1.6)	(7.0)%
F&I, net	1.7	2.0	(0.3)	(13.4)%	(0.3)	1.8%
Total revenues	$92.5	$103.4	$(10.9)	(10.5)%	$(16.1)	5.1%
Gross profit:
New vehicle retail sales	$3.5	$3.8	$(0.3)	(7.9)%	$(0.6)	8.2%
Used vehicle retail sales	1.1	1.2	(0.2)	(15.1)%	(0.2)	0.1%
Used vehicle wholesale sales	0.2	0.3	(0.1)	(31.3)%	—	(18.7)%
Total used	1.3	1.5	(0.3)	(18.2)%	(0.2)	(3.5)%
Parts and service sales	4.2	5.3	(1.1)	(20.2)%	(0.7)	(6.8)%
F&I, net	1.7	2.0	(0.3)	(13.4)%	(0.3)	1.8%
Total gross profit	$10.7	$12.6	$(1.9)	(15.2)%	$(1.8)	(0.5)%
Gross margin:
New vehicle retail sales	6.1%	5.9%	0.2%
Used vehicle retail sales	5.3%	5.8%	(0.6)%
Used vehicle wholesale sales	5.3%	7.3%	(2.0)%
Total used	5.3%	6.1%	(0.8)%
Parts and service sales	43.9%	43.8%	0.1%
F&I, net	100.0%	100.0%	—%
Total gross margin	11.5%	12.2%	(0.6)%
Units sold:
Retail new vehicles sold	1,971	2,140	(169)	(7.9)%
Retail used vehicles sold	1,098	1,088	10	0.9%
Wholesale used vehicles sold	475	472	3	0.6%
Total used	1,573	1,560	13	0.8%
Average sales price per unit sold:
New vehicle retail	$29,169	$29,987	$(817)	(2.7)%	$(5,154)	14.5%
Used vehicle retail	$18,154	$19,508	$(1,353)	(6.9)%	$(3,137)	9.1%
Gross profit per unit sold:
New vehicle retail sales	$1,782	$1,783	$(1)	—%	$(313)	17.5%
Used vehicle retail sales	$957	$1,137	$(181)	(15.9)%	$(172)	(0.8)%
Used vehicle wholesale sales	$430	$629	$(199)	(31.7)%	$(78)	(19.2)%
Total used	$798	$984	$(186)	(18.9)%	$(143)	(4.3)%
F&I PRU	$560	$615	$(55)	(8.9)%	$(98)	7.1%
Other:
SG&A expenses	$10.6	$12.4	$(1.8)	(14.3)%	$(1.9)	1.4%
Adjusted SG&A expenses (1)	$9.7	$11.8	$(2.1)	(17.7)%	$(1.7)	(3.3)%
SG&A as % gross profit	99.1%	98.2%	1.0%
Adjusted SG&A as % gross profit (1)	90.9%	93.7%	(2.8)%
Interest expense:
Floorplan interest expense	$0.1	$0.1	$—	21.4%	$—	43.8%
Other interest expense, net	$0.2	$0.2	$—	22.4%	$—	43.8%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data - Consolidated
(Unaudited)
(In millions, except unit and per unit amounts)

	Three Months Ended March 31,
	2020	2019	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$1,298.4	$1,393.8	$(95.4)	(6.8)%	$(18.6)	(5.5)%
Used vehicle retail sales	752.8	803.9	(51.1)	(6.4)%	(5.6)	(5.7)%
Used vehicle wholesale sales	82.9	88.6	(5.6)	(6.3)%	(1.0)	(5.2)%
Total used	835.7	892.5	(56.8)	(6.4)%	(6.6)	(5.6)%
Parts and service sales	357.6	360.4	(2.8)	(0.8)%	(2.3)	(0.1)%
F&I, net	110.4	112.2	(1.8)	(1.6)%	(0.6)	(1.1)%
Total revenues	$2,602.2	$2,759.0	$(156.8)	(5.7)%	$(28.1)	(4.7)%
Gross profit:
New vehicle retail sales	$59.7	$70.5	$(10.8)	(15.3)%	$(1.1)	(13.8)%
Used vehicle retail sales	40.6	47.3	(6.7)	(14.2)%	(0.3)	(13.5)%
Used vehicle wholesale sales	1.0	0.6	0.4	63.8%	—	69.1%
Total used	41.6	48.0	(6.3)	(13.2)%	(0.3)	(12.4)%
Parts and service sales	191.1	194.3	(3.2)	(1.6)%	(1.1)	(1.1)%
F&I, net	110.4	112.2	(1.8)	(1.6)%	(0.6)	(1.1)%
Total gross profit	$402.8	$424.9	$(22.1)	(5.2)%	$(3.2)	(4.5)%
Gross margin:
New vehicle retail sales	4.6%	5.1%	(0.5)%
Used vehicle retail sales	5.4%	5.9%	(0.5)%
Used vehicle wholesale sales	1.2%	0.7%	0.5%
Total used	5.0%	5.4%	(0.4)%
Parts and service sales	53.4%	53.9%	(0.5)%
F&I, net	100.0%	100.0%	—%
Total gross margin	15.5%	15.4%	0.1%
Units sold:
Retail new vehicles sold	34,154	37,906	(3,752)	(9.9)%
Retail used vehicles sold	35,669	38,043	(2,374)	(6.2)%
Wholesale used vehicles sold	11,615	12,592	(977)	(7.8)%
Total used	47,284	50,635	(3,351)	(6.6)%
Average sales price per unit sold:
New vehicle retail	$38,017	$36,771	$1,246	3.4%	$(544)	4.9%
Used vehicle retail	$21,105	$21,132	$(27)	(0.1)%	$(156)	0.6%
Gross profit per unit sold:
New vehicle retail sales	$1,747	$1,859	$(112)	(6.0)%	$(31)	(4.3)%
Used vehicle retail sales	$1,140	$1,245	$(105)	(8.4)%	$(9)	(7.7)%
Used vehicle wholesale sales	$86	$49	$38	77.6%	$(3)	83.3%
Total used	$881	$947	$(66)	(7.0)%	$(7)	(6.2)%
F&I PRU	$1,581	$1,477	$104	7.0%	$(9)	7.6%
Other:
SG&A expenses	$315.0	$323.4	$(8.4)	(2.6)%	$(2.9)	(1.7)%
Adjusted SG&A expenses (1)	$314.1	$320.6	$(6.6)	(2.1)%	$(2.6)	(1.2)%
SG&A as % gross profit	78.2%	76.1%	2.1%
Adjusted SG&A as % gross profit (1)	78.0%	75.5%	2.5%
Operating margin %	2.7%	3.1%	(0.4)%
Adjusted operating margin % (1)	2.7%	3.2%	(0.4)%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data - U.S.
(Unaudited)
(In millions, except unit and per unit amounts)

	Three Months Ended March 31,
	2020	2019	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$970.4	$1,024.0	$(53.6)	(5.2)%
Used vehicle retail sales	558.0	587.9	(29.9)	(5.1)%
Used vehicle wholesale sales	46.4	41.6	4.8	11.5%
Total used	604.4	629.5	(25.1)	(4.0)%
Parts and service sales	298.4	293.6	4.7	1.6%
F&I, net	96.6	95.5	1.1	1.1%
Total revenues	$1,969.7	$2,042.6	$(72.8)	(3.6)%
Gross profit:
New vehicle retail sales	$45.1	$50.5	$(5.4)	(10.6)%
Used vehicle retail sales	31.1	38.0	(6.9)	(18.1)%
Used vehicle wholesale sales	0.8	1.2	(0.3)	(29.2)%
Total used	31.9	39.2	(7.2)	(18.5)%
Parts and service sales	160.0	158.7	1.4	0.9%
F&I, net	96.6	95.5	1.1	1.1%
Total gross profit	$333.6	$343.8	$(10.2)	(3.0)%
Gross margin:
New vehicle retail sales	4.6%	4.9%	(0.3)%
Used vehicle retail sales	5.6%	6.5%	(0.9)%
Used vehicle wholesale sales	1.8%	2.9%	(1.0)%
Total used	5.3%	6.2%	(0.9)%
Parts and service sales	53.6%	54.0%	(0.4)%
F&I, net	100.0%	100.0%	—%
Total gross margin	16.9%	16.8%	0.1%
Units sold:
Retail new vehicles sold	24,154	26,145	(1,991)	(7.6)%
Retail used vehicles sold	27,210	28,868	(1,658)	(5.7)%
Wholesale used vehicles sold	6,960	6,962	(2)	—%
Total used	34,170	35,830	(1,660)	(4.6)%
Average sales price per unit sold:
New vehicle retail	$40,175	$39,164	$1,010	2.6%
Used vehicle retail	$20,509	$20,365	$144	0.7%
Gross profit per unit sold:
New vehicle retail sales	$1,867	$1,930	$(63)	(3.3)%
Used vehicle retail sales	$1,142	$1,315	$(173)	(13.1)%
Used vehicle wholesale sales	$121	$171	$(50)	(29.2)%
Total used	$934	$1,093	$(159)	(14.5)%
F&I PRU	$1,880	$1,736	$144	8.3%
Other:
SG&A expenses	$252.0	$256.2	$(4.2)	(1.6)%
Adjusted SG&A expenses (1)	$252.0	$253.5	$(1.5)	(0.6)%
SG&A as % gross profit	75.5%	74.5%	1.0%
Adjusted SG&A as % gross profit (1)	75.5%	73.7%	1.8%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data - U.K.
(Unaudited)
(In millions, except unit and per unit amounts)

	Three Months Ended March 31,
	2020	2019	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$270.6	$306.7	$(36.1)	(11.8)%	$(8.4)	(9.0)%
Used vehicle retail sales	174.8	196.4	(21.6)	(11.0)%	(2.1)	(9.9)%
Used vehicle wholesale sales	32.7	43.5	(10.8)	(24.8)%	(0.4)	(23.8)%
Total used	207.6	239.9	(32.3)	(13.5)%	(2.5)	(12.4)%
Parts and service sales	49.7	55.1	(5.4)	(9.8)%	(0.7)	(8.5)%
F&I, net	12.1	14.7	(2.6)	(17.9)%	(0.3)	(15.9)%
Total revenues	$539.9	$616.4	$(76.5)	(12.4)%	$(11.9)	(10.5)%
Gross profit:
New vehicle retail sales	$11.1	$16.2	$(5.1)	(31.6)%	$(0.5)	(28.8)%
Used vehicle retail sales	8.5	8.0	0.5	6.7%	(0.1)	8.3%
Used vehicle wholesale sales	—	(0.9)	0.8	94.7%	—	94.1%
Total used	8.5	7.1	1.3	18.8%	(0.1)	20.6%
Parts and service sales	26.9	30.5	(3.6)	(11.9)%	(0.4)	(10.6)%
F&I, net	12.1	14.7	(2.6)	(17.9)%	(0.3)	(15.9)%
Total gross profit	$58.5	$68.6	$(10.1)	(14.7)%	$(1.3)	(12.7)%
Gross margin:
New vehicle retail sales	4.1%	5.3%	(1.2)%
Used vehicle retail sales	4.9%	4.1%	0.8%
Used vehicle wholesale sales	(0.1)%	(2.0)%	1.8%
Total used	4.1%	3.0%	1.1%
Parts and service sales	54.1%	55.4%	(1.3)%
F&I, net	100.0%	100.0%	—%
Total gross margin	10.8%	11.1%	(0.3)%
Units sold:
Retail new vehicles sold	8,029	9,635	(1,606)	(16.7)%
Retail used vehicles sold	7,361	8,117	(756)	(9.3)%
Wholesale used vehicles sold	4,180	5,180	(1,000)	(19.3)%
Total used	11,541	13,297	(1,756)	(13.2)%
Average sales price per unit sold:
New vehicle retail	$33,699	$31,834	$1,865	5.9%	$(1,047)	9.1%
Used vehicle retail	$23,749	$24,195	$(445)	(1.8)%	$(289)	(0.6)%
Gross profit per unit sold:
New vehicle retail sales	$1,379	$1,680	$(301)	(17.9)%	$(57)	(14.5)%
Used vehicle retail sales	$1,157	$983	$173	17.6%	$(18)	19.4%
Used vehicle wholesale sales	$(11)	$(165)	$154	93.4%	$1	92.7%
Total used	$734	$536	$198	36.9%	$(11)	38.9%
F&I PRU	$786	$830	$(44)	(5.3)%	$(19)	(3.0)%
Other:
SG&A expenses	$52.4	$55.7	$(3.3)	(6.0)%	$(0.9)	(4.4)%
SG&A as % gross profit	89.5%	81.3%	8.2%

Group 1 Automotive, Inc.
Same Store Operating Data - Brazil
(Unaudited)
(In millions, except unit and per unit amounts)

	Three Months Ended March 31,
	2020	2019	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$57.5	$63.2	$(5.7)	(9.0)%	$(10.2)	7.1%
Used vehicle retail sales	19.9	19.7	0.3	1.4%	(3.4)	18.9%
Used vehicle wholesale sales	3.8	3.5	0.4	10.9%	(0.6)	28.4%
Total used	23.8	23.1	0.7	2.8%	(4.1)	20.3%
Parts and service sales	9.6	11.7	(2.2)	(18.6)%	(1.6)	(4.8)%
F&I, net	1.7	2.0	(0.2)	(11.9)%	(0.3)	3.5%
Total revenues	$92.5	$100.0	$(7.4)	(7.4)%	$(16.1)	8.7%
Gross profit:
New vehicle retail sales	$3.5	$3.8	$(0.3)	(8.4)%	$(0.6)	7.7%
Used vehicle retail sales	1.1	1.4	(0.3)	(24.9)%	(0.2)	(11.6)%
Used vehicle wholesale sales	0.2	0.3	(0.1)	(26.2)%	—	(12.8)%
Total used	1.3	1.7	(0.4)	(25.2)%	(0.2)	(11.8)%
Parts and service sales	4.2	5.1	(0.9)	(17.6)%	(0.7)	(3.8)%
F&I, net	1.7	2.0	(0.2)	(11.9)%	(0.3)	3.5%
Total gross profit	$10.7	$12.6	$(1.9)	(14.9)%	$(1.8)	(0.2)%
Gross margin:
New vehicle retail sales	6.1%	6.1%	—%
Used vehicle retail sales	5.3%	7.1%	(1.8)%
Used vehicle wholesale sales	5.3%	8.0%	(2.7)%
Total used	5.3%	7.3%	(2.0)%
Parts and service sales	44.0%	43.5%	0.5%
F&I, net	100.0%	100.0%	—%
Total gross margin	11.5%	12.6%	(1.0)%
Units sold:
Retail new vehicles sold	1,971	2,126	(155)	(7.3)%
Retail used vehicles sold	1,098	1,058	40	3.8%
Wholesale used vehicles sold	475	450	25	5.6%
Total used	1,573	1,508	65	4.3%
Average sales price per unit sold:
New vehicle retail	$29,169	$29,709	$(540)	(1.8)%	$(5,158)	15.5%
Used vehicle retail	$18,154	$18,584	$(429)	(2.3)%	$(3,141)	14.6%
Gross profit per unit sold:
New vehicle retail sales	$1,782	$1,803	$(21)	(1.1)%	$(312)	16.2%
Used vehicle retail sales	$957	$1,323	$(366)	(27.7)%	$(171)	(14.8)%
Used vehicle wholesale sales	$430	$615	$(185)	(30.1)%	$(78)	(17.4)%
Total used	$798	$1,112	$(314)	(28.3)%	$(143)	(15.4)%
F&I PRU	$560	$613	$(53)	(8.6)%	$(98)	7.4%
Other:
SG&A expenses	$10.5	$11.4	$(0.9)	(7.7)%	$(1.9)	9.4%
Adjusted SG&A expenses (1)	$9.7	$11.4	$(1.8)	(15.4)%	$(1.7)	(0.6)%
SG&A as % gross profit	98.7%	90.9%	7.8%
Adjusted SG&A as % gross profit (1)	90.4%	90.9%	(0.5)%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures - Consolidated
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended March 31, 2020
	U.S. GAAP	Severance costs	Non-GAAP adjusted
SG&A expenses	$328.0	$(0.9)	$327.1
Income (loss) from operations	69.9	0.9	70.8

Income (loss) before income taxes	$38.9	$0.9	$39.8
Less: (Benefit) provision for income taxes	9.1	0.1	9.2
Net income (loss)	29.8	0.8	30.6
Less: Earnings (loss) allocated to participating securities	1.1	—	1.1
Net income (loss) available to diluted common shares	$28.7	$0.8	$29.5

Diluted income (loss) per common share	$1.61	$0.04	$1.66

Effective tax rate	23.4%		23.2%

SG&A as % gross profit (1)	78.7%		78.5%
Operating margin (2)	2.6%		2.6%
Pretax margin (2)	1.4%		1.5%

Same Store SG&A	$315.0	$(0.9)	$314.1
Same Store SG&A as % gross profit (1)	78.2%		78.0%

Same Store income (loss) from operations	$70.1	$0.9	$71.0
Same Store operating margin (2)	2.7%		2.7%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin and pretax margin exclude the impact of SG&A reconciling items above.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures - Consolidated
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended March 31, 2019
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Legal matters	Non-GAAP adjusted
SG&A expenses	$327.7	$(2.0)	$5.2	$(2.4)	$328.5
Income (loss) from operations	86.8	2.0	(5.2)	2.4	86.0

Income (loss) before income taxes	$52.2	$2.0	$(5.2)	$2.4	$51.3
Less: (Benefit) provision for income taxes	13.5	0.5	(1.4)	0.5	13.1
Net income (loss)	38.6	1.5	(3.8)	1.9	38.2
Less: Earnings (loss) allocated to participating securities	1.5	0.1	(0.1)	0.1	1.4
Net income (loss) available to diluted common shares	$37.2	$1.4	$(3.7)	$1.8	$36.7

Diluted income (loss) per common share	$2.08	$0.08	$(0.21)	$0.10	$2.06

Effective tax rate	25.9%				25.6%

SG&A as % gross profit (1)	75.9%				76.1%
Operating margin (2)	3.1%				3.1%
Pretax margin (2)	1.9%				1.8%

Same Store SG&A	$323.4	$(2.0)	$1.1	$(1.8)	$320.6
Same Store SG&A as % gross profit (1)	76.1%				75.5%

Same Store income (loss) from operations	$84.8	$2.0	$(1.1)	$1.8	$87.5
Same Store operating margin (2)	3.1%				3.2%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin and pretax margin exclude the impact of SG&A reconciling items above.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures - U.S.
(Unaudited)
(In millions)

	Three Months Ended March 31, 2019
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Legal matters	Non-GAAP adjusted
SG&A expenses	$256.2	$(2.0)	$5.2	$(1.8)	$257.6
SG&A as % gross profit (1)	73.8%				74.2%

Same Store SG&A	$256.2	$(2.0)	$1.1	$(1.8)	$253.5
Same Store SG&A as % gross profit (1)	74.5%				73.7%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures - Brazil
(Unaudited)
(In millions)

	Three Months Ended March 31, 2020
	U.S. GAAP	Severance costs	Non-GAAP adjusted
SG&A expenses	$10.6	$(0.9)	$9.7
SG&A as % gross profit (1)	99.1%		90.9%

Same Store SG&A	$10.5	$(0.9)	$9.7
Same Store SG&A as % gross profit (1)	98.7%		90.4%

	Three Months Ended March 31, 2019
	U.S. GAAP	Legal matters	Non-GAAP adjusted
SG&A expenses	$12.4	$(0.6)	$11.8
SG&A as % gross profit (1)	98.2%		93.7%

Same Store SG&A	$11.4	$—	$11.4
Same Store SG&A as % gross profit (1)	90.9%		90.9%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.